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                                                                    EXHIBIT 23.2

                       CONSENT OF HANNIS T. BOURGEOIS, LLP

                         INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our Independent Auditor's Report dated January 23, 2004 on the consolidated financial statements of Business Holding Corporation and Subsidiary for the years ended December 31, 2003 and 2002, incorporated herein by reference, and to the reference to our firm under the heading "EXPERTS" in the Proxy Statement/Prospectus.

                                                  /s/ HANNIS T. BOURGEOIS, LLP

Baton Rouge, Louisiana
November 8, 2004